UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

August 30, 2022

Date of Report (Date of earliest event reported)

O-I GLASS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9576	22-2781933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	OI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 30, 2022, Owens-Illinois Group, Inc. (“OI Group”), a direct, wholly owned subsidiary of O-I Glass, Inc. (the “Company”) entered into Amendment No. 1 (the “Credit Agreement Amendment”) to its Credit Agreement and Syndicated Facility Agreement with Wells Fargo Bank, National Association, as Administrative Agent, Owens-Illinois General Inc., as Borrowers’ Agent, and the other Agents, Arrangers and Lenders named therein (the “Original Credit Agreement” and, as amended by the Credit Agreement Amendment, the “Amended Credit Agreement”). The Credit Agreement Amendment provides for up to $500 million of borrowings in the form of term loans. The proceeds of such term loans will be used, together with cash, to retire in full certain term loans outstanding under the Original Credit Agreement, in an amount equal to $600 million, which term loans outstanding under the Original Credit Agreement would otherwise mature in December 2023. The term loans borrowed under the Credit Agreement Amendment mature in March 2027. The term loans borrowed under the Credit Agreement Amendment are secured by certain collateral of OI Group and certain of its subsidiaries. In addition, the Credit Agreement Amendment makes modifications to certain loan documents, in order to give the Company increased flexibility to incur secured debt in the future.

The term loans borrowed under the Credit Agreement Amendment are subject to the same covenants and restrictions that apply to the other loans outstanding under the Original Credit Agreement.

The term loans borrowed under the Credit Agreement Amendment are subject to the same financial maintenance covenant that applies to the other loans outstanding under the Original Credit Agreement. Such financial maintenance covenant could restrict the ability of OI Group to undertake additional financing or acquisitions to the extent that such financing or acquisitions would cause a breach of such financial maintenance covenant.

Failure to comply with the covenants and restrictions in the Amended Credit Agreement could result in an event of default under the Amended Credit Agreement. In such an event, OI Group could not request borrowings under its revolving facility, and all amounts outstanding under the Amended Credit Agreement, together with accrued interest, could then be declared immediately due and payable. If an event of default occurs under the Amended Credit Agreement and the lenders cause all of the outstanding debt obligations under the Amended Credit Agreement to become due and payable, this would result in a default under a number of other outstanding debt securities and could lead to an acceleration of obligations related to these debt securities.

The Total Leverage Ratio (as defined in the Amended Credit Agreement) determines pricing for the term loans borrowed under Amendment No. 1. The interest rate on such term loans is, at OI Group’s option, the Base Rate or Term SOFR (each as defined in the Amended Credit Agreement), plus an applicable margin. The applicable margin ranges from 1.50% to 2.25% for Term SOFR loans and from 0.50% to 1.25% for Base Rate loans.

The foregoing description in this Current Report of the Credit Agreement Amendment is not intended to be a complete description of the Credit Agreement Amendment and related documents. The description is qualified in its entirety by the full text of the documents which are attached as exhibits to and incorporated by reference in this Current Report.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 is incorporated herein by reference.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On August 30, 2022, the Company issued a press release announcing that its indirect wholly owned subsidiary, Owens-Brockway Glass Container Inc. (“OB Glass”), had delivered a notice of partial redemption to holders of OB Glass’s 5.875% senior notes due 2023 (the “Notes”), calling for the redemption of $300 million aggregate principal amount of the Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Following the partial redemption of the Notes, $250 million aggregate principal amount of the Notes will remain outstanding. The redemption date will be September 9, 2022. In accordance with the terms of the Notes and the Indenture, dated as of August 24, 2015 (the “Indenture”), by and among OB Glass, the guarantors named therein and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, the Notes will be redeemed at a price equal to the sum of the principal amount of the Notes to be redeemed, the applicable premium calculated in accordance with the terms of the Notes and the Indenture, and the accrued and unpaid interest on the Notes up to, but not including, the redemption date. The Company intends to fund the redemption with cash on hand.

The information contained in this Item 7.01 and in Exhibit 99.1 hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description
4.1*	Amendment No. 1 to Credit Agreement and Syndicated Facility Agreement, dated August 30, 2022, by and among the Borrowers named therein, Owens-Illinois General Inc., as Borrowers’ Agent, Wells Fargo Bank, National Association, as Administrative Agent, and the other Agents, Arrangers and Lenders named therein.
4.2*	Intercreditor Agreement, dated as of March 25, 2022, by and among Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent for the lenders party to the Amended Credit Agreement, and any other parties thereto, as amended by Amendment No. 1 to Credit Agreement and Syndicated Facility Agreement (incorporated by reference to Annex B to Exhibit 4.1 hereto).
4.3*	Pledge Agreement, dated as of March 25, 2022, between Owens-Illinois Group, Inc., Owens-Brockway Packaging, Inc., and Wells Fargo Bank, National Association, as Collateral Agent and any other parties thereto, as amended by Amendment No. 1 to Credit Agreement and Syndicated Facility Agreement (incorporated by reference to Annex D to Exhibit 4.1 hereto).
4.4*	Security Agreement, dated as of March 25, 2022, between Owens-Illinois Group, Inc., each of the direct and indirect subsidiaries of Owens-Illinois Group, Inc. signatory thereto, and Wells Fargo Bank, National Association, as Collateral Agent, as amended by Amendment No. 1 to Credit Agreement and Syndicated Facility Agreement (incorporated by reference to Annex C to Exhibit 4.1 hereto).
99.1	Press Release, dated August 30, 2022
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O-I GLASS, INC.

Date: August 31, 2022	By:	/s/ John A. Haudrich
	Name:	John A. Haudrich
	Title:	Senior Vice President and Chief Financial Officer